Exhibit 3.15

Secretary of State	DOCKET NUMBER	:	130403J5
	CONTROL NUMBER	:	K725083
	FORM NUMBER	:	215
Corporations Division 313 West Tower 2 Martin Luther King, Jr. Dr. Atlanta, Georgia 30334-1530

CERTIFIED COPY

I, Brian P. Kemp, the Secretary of State of the State of Georgia, do hereby certify under the seal of my office that the attached documents are true and correct copies of documents maintained by the Corporations Division of the Office of the Secretary of State of Georgia under the name of

ICB TOWERS, LLC

A GEORGIA LIMITED LIABILITY COMPANY

Witness my hand and official seal in the city of Atlanta and the state of Georgia on the 3RD day of APRIL, 2013.

Brian P. Kemp
Secretary of State

Secretary of State Corporations Division Suite 315, West Tower 2 Martin Luther King Jr. Dr. Atlanta, Georgia 30334-1530	CONTROL NUMBER	:	9725083
	EFFECTIVE DATE	:	07/10/1997
	COUNTY	:	GWINNETT
	REFERENCE	:	0152
	PRINT DATE	:	07/21/1997
	FORM NUMBER	:	356

GREG H. BOYD

3250 STONECREEK COURT

SUWANEE GA 30174

CERTIFICATE OF ORGANIZATION

I, Lewis A. Massey, the Secretary of State of the State of Georgia do hereby certify under the seal of my office that

ICB TOWERS, LLC

A GEORGIA LIMITED LIABILITY COMPAMY

has been duly organized under the laws of the State of Georgia on the effective date stated above by the filing of articles of organization in the office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.

WITNESS my hand and official seal in the city of Atlanta and the State of Georgia on the date set forth above.

LEWIS A. MASSEY
SECRETARY OF STATE

ARTICLES OF ORGANIZATION

OF

ICB TOWERS, LLC

ARTICLES OF ORGANIZATION of ICB Towers, LLC (the “LLC”) to form a limited liability company under the Georgia Limited Liability Company Act (O.C.G.A. § 14-11-100 et seq.).

FIRST.	Then name of the limited liability company formed hereby is ICB Towers, LLC

SECOND.	The latest date on which the LLC to dissolve is December 31, 2050.

THIRD.	Management of the LLC is vested in one or more Managers.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization as of the 27th day of June, 1997.

Name:	Greg Boyd
Organizer

CORPORATIONS DIVISION

Suite 315, West Tower

2 Martin Luther King Jr. Drive

Atlanta, Georgia 30334-1530

(804) 857-1375

Secretary of State

Lewis A. Massey

TRANSMITTAL INFORMATION FOR GEORGIA

LIMITED LIABILITY COMPANIES

DO NOT WRITE IN SHADED AREA - SOS USE ONLY

DOCKET # 971970007 PENDING CONTROL # P189776 CONTROL # 9725083

Docket Code 356 LLC Type

Date Filed 7-10-97 Amount Received 75 Check/Receipt # 1376

Jurisdiction (County) Code

Examiner

Date Completed

NOTICE TO APPLICANT PRINT PLAINLY OR TYPE REMINDER OF THIS FORM

INSTRUCTIONS ARE ON THE BACK OF THIS FORM

1. 971770750

LLC Name Reservation Number

I.C.B. Towers, LLC

LLC Name (Exactly as appears on

2. GREG H. BOND

Applicant/Attorney

3250 STONECRECK

3. Name and Address of each organizer

Greg H. Boyd 3250

Organizer

4. Greg H. Boyd

Name of Registered Agent in Georgia

3250 StoneCreck

Registered Office Street Address Georgia

City

5. 3250 StoneCreck

Principal Place of Business

6. NOTICE: This form docs not replace the articles of organization . Mail or deliver to the Secretary of State at the above address the following. (1) an original and one copy of this form, (2) an original and one copy of the articles of organization; and (3) a filing fee of $75.00 (make check payable to Secretary of State) FEES ARE NON-REFUNDABLE

Authorized Signature

(Member, Manager, or Organizer)

BR231 (01-97